UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2007

ARTIFICIAL LIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26/F., 88 Hing Fat Street Causeway Bay Hong Kong
(Address of principal executive offices)

(+852) 3102-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2007, we completed the private placement sale of approximately 3.8 million shares of our common stock and warrants to purchase up to approximately 1.8 million additional shares of our common stock for aggregate gross proceeds of approximately $6.5 million.

The warrants are immediately exercisable at an exercise price of $1.50 per share. The exercise price of the warrants is subject to adjustment both for standard anti-dilution events relating to stock splits, combinations and the like, and upon the issuance by us of shares of our common stock, or securities convertible into or exchangeable for shares of our common stock, at a price less than the then-current exercise price of the warrants.

Oppenheimer & Co. acted as placement agent in connection with the private placement transaction. We agreed to pay Oppenheimer & Co. a total of $387,811 in commissions and reimbursements for out-of-pocket expenses and an advisory fee of $58,500. In addition, we agreed to issue Oppenheimer & Co. warrants to purchase up to 265,500 shares of our common stock at an exercise price of $1.50 per share exercisable for a period of three-years.

The securities were offered and sold in a private placement in reliance upon the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Regulation D thereunder, or outside of the United States pursuant to Regulation S. The securities were offered without general solicitation or advertisement and were sold to investors who represented to us, among other things, that they (i) are accredited investors as such term is defined in Regulation D, or non-U.S. persons under Regulation S, (ii) acquired the securities for investment only and not with a view to distribution thereof, and (iii) understand that the securities cannot be resold except pursuant to an effective registration statement under the Securities Act or in reliance upon an applicable exemption from such registration requirements and that the certificates representing such securities will bear a restrictive legend to that effect.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, form of Warrant and Registration Rights Agreement, which are filed as exhibits to this report and are incorporated herein by reference. The press release describing the private placement is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
10.1	Subscription Agreement	Filed electronically herewith
10.2	Form of Warrant	Filed electronically herewith
10.3	Registration Rights Agreement	Filed electronically herewith
99.1	Press Release	Filed electronically herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTIFICIAL LIFE, INC.

January 3, 2008

By:/s/ Eberhard Schoneburg

Eberhard Schoneburg,

Chief Executive Officer